SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              December 6, 2002

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                    0-11088                  22-2369085
(State or other jurisdiction         (Commission        (IRS Identification No.)
      of incorporation)              file Number)

       225 Belleville Avenue, Bloomfield, New Jersey               07003
          (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (973) 748-8082

                                       N/A
          (Former name or former address, if changed since last report)

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Item 4. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
        FINANCIAL DISCLOSURE

            On December 6, 2002, KPMG LLP (the "Former Accountants") resigned as the Registrant's independent accountants and was replaced by J.H. Cohn, LLP as the Registrant's independent accountants for fiscal 2003. The resignation of the Former Accountants was accepted and the engagement of
      J. H. Cohn, LLP was approved by the Registrant's audit committee.

            The reports of the Former Accountant on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to the uncertainty, audit scope or accounting principle except that the report on the Registrant's financial statements for the fiscal years ended July 31, 2002 and 2001 contained a separate paragraph stating that "the Company has suffered recurring losses from operations, has a working capital deficit and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

            During the Registrant's two most recent fiscal years through December 6, 2002, there were no disagreements between the Registrant and the Former Accountants on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such years.

            The Former Accountants' letter to the Commission is filed herewith as Exhibit 16.1.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2002

                                               ALFACELL CORPORATION
                                               --------------------
                                                   (Registrant)


                                               By: /s/ Kuslima Shogen
                                                   -----------------------
                                                   Kuslima Shogen
                                                   Chief Executive Officer

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                                    EXHIBITS

     16.1: Letter dated December 12, 2002 from KPMG, LLP to the Commission.